Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Innovator ETFs® Trust
(Exact name of registrant as specified in its charter)

Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 W. Front Street Wheaton, Illinois	60187
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest, $.01 par value per share, of Innovator Equity Premium Income - Daily PutWrite ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.-- ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.-- ☐

Securities Act registration statement file number to which this form relates: 333-146827

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”), of the Innovator Equity Premium Income – Daily PutWrite ETF (the “Fund”), a series of the Innovator ETFs® Trust (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by NYSE Arca, Inc. A description of the Shares is contained in the Fund’s preliminary prospectus, which is a part of Post-Effective Amendment No. 1111 to the Registration Statement on Form N-1A (Registration Nos. 333-146827 and 811-22135), filed with the Securities and Exchange Commission on or about February 6, 2024. Such description is incorporated by reference herein.

Item 2.	Exhibits

1.        Registrant’s Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-146827) filed on October 19, 2007.

2.        Registrant’s Certificate of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-146827) filed on October 19, 2007.

3        Registrant’s Certificate of Amendment to Certificate of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-146827) filed on November 7, 2017.

4.        By-laws of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-146827) filed on October 19, 2007.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Innovator ETFs® Trust

By:	/s/ H. Bruce Bond
H. Bruce Bond
President

March 11, 2025

Exhibit 1

Fund	I.R.S. Employer Identification No.
Innovator Equity Premium Income – Daily PutWrite ETF	99-4000401